Exhibit (a)(1)(D)

Pursuant to the Offer to Purchase, dated November 18, 2002

For Cash, Any and All of its Outstanding
Liquid Yield OptionTM Notes Due 2020
(Zero Coupon — Subordinated)

(CUSIP No. 018490 AA0)

THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON DECEMBER 16, 2002, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). LYONS TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME. IF THE LYONS ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, ONLY HOLDERS OF LYONS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR LYONS WILL RECEIVE THE PURCHASE PRICE.

November 18, 2002

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Allergan, Inc., a Delaware corporation (the “Company”), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 18, 2002 (as it may be supplemented or amended from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be supplemented or amended from time to time, the “Letter of Transmittal,” and, together with the Offer to Purchase, the “Offer”), any and all of its outstanding Liquid Yield OptionTM Notes Due 2020 (Zero Coupon — Subordinated) (the “LYONs”). Enclosed for your consideration are copies of the Offer to Purchase and Letter of Transmittal. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

      Holders of LYONs whose certificates for their LYONs are not lost but are not immediately available; who do not have sufficient time to permit their Letter of Transmittal, certificates representing LYONs and all other required documents to reach the Depositary prior to the Expiration Time; or cannot complete the procedures for a book-entry transfer (including delivery of an Agent’s Message) prior to the Effective Time, must tender their LYONs using a Notice of Guaranteed Delivery in accordance with the guaranteed delivery procedures set forth in Section 9 — “Procedures for Tendering LYONs — Guaranteed Delivery” of the Offer to Purchase.

      For your information and for forwarding to your clients for whom you hold the LYONs registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Purchase, dated November 18, 2002;

2. A Letter of Transmittal for the LYONs for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup tax withholding;

3. A Notice of Guaranteed Delivery;

4. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold LYONs registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer; and

5. A return envelope addressed to The Bank of New York, the Depositary.

      DTC participants are required to execute tenders through the DTC Automated Tender Offer Program.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. LYONs tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Time.

      Please refer to Section 9 — “Procedures for Tendering LYONs” in the Offer to Purchase for a description of the procedures which must be followed to tender LYONs in the Offer. The Company will pay all transfer taxes, if any, applicable to the tender of LYONs, except as otherwise provided in the Offer.

      The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, Information Agent and Depositary as described in the Offer to Purchase) for soliciting tenders of LYONs in the Offer. Allergan will, however, upon request reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

      Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer, or Banc of America Securities LLC, the Dealer Manager for the Offer, at their respective addresses and telephone numbers as set forth on the back cover of the enclosed Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager.

      The terms “LYONs” and “Liquid Yield Option” are trademarks of Merrill Lynch & Co., Inc.

Very truly yours,

ALLERGAN, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRATION TIME IN ORDER FOR A TENDERING HOLDER TO RECEIVE THE PURCHASE PRICE FOR THEIR TENDERED LYONS.

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